EXHIBIT 99.7
JOINDER AGREEMENT TO 13D GROUP AGREEMENT
This JOINDER AGREEMENT TO 13D GROUP AGREEMENT is being delivered to the Parties to that certain 13D Group Agreement, dated May 25, 2021 (the “Group Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Group Agreement.  The undersigned hereby join and become parties to the Group Agreement as if original signatories thereto and agree to be bound by the provisions of the Group Agreement as Parties to the Group Agreement.
Dated: June 7, 2021
Winthrop Strategic Real Estate Fund L.P.

By:  Winthrop Strategic Real Estate Fund GP LLC
        General Partner

By: Winthrop Debt Holdings LLC
Sole Member

By: /s/ Michael L. Ashner
Name:  Michael L. Ashner
Title:    Chief Executive Officer

Winthrop Strategic Real Estate Fund GP LLC

By: Winthrop Debt Holdings LLC
Sole Member

By: /s/ Michael L. Ashner
Name:  Michael L. Ashner
Title:    Chief Executive Officer

Winthrop Debt Holdings LLC

By:_ /s/ Michael L. Ashner
Name:  Michael L. Ashner
Title:    Chief Executive Officer